Exhibit 99.1

Digi International Reports Second Fiscal Quarter 2020 Results
Record Results and Strengthened Balance Sheet
(Minneapolis, MN, May 7, 2020) - Digi International® Inc. (Nasdaq: DGII), a leading global provider of business and mission critical Internet of Things ("IoT") products, services and solutions, today announced its financial results for its second fiscal quarter ended March 31, 2020.
“Ensuring our team and company are safe and healthy are the utmost priorities during this global pandemic,” said Ron Konezny, Digi’s Chief Executive Officer. “Digi’s core value of automating and enabling remote work for business and mission critical applications helps our customers during and after the pandemic. Our performance shows the durability of our team and our business model.”
Second Fiscal Quarter 2020 Results

•	Revenue increased to $73.4 million compared to $65.8 million for the second fiscal quarter of 2019.

•	Net income increased to $2.0 million compared to $1.3 million for the second fiscal quarter of 2019.

•	Net income per diluted share increased to $0.07 per share compared to $0.05 for the second fiscal quarter of 2019.

•	Adjusted EPS increased to $0.28 compared to $0.17 for the second fiscal quarter of 2019.

•	Adjusted EBITDA increased to $11.2 million compared to $6.5 million for the second fiscal quarter of 2019.
Reconciliations of GAAP and non-GAAP financial measures appear at the end of this release.
Segment Results
IoT Product & Services
The segment's second fiscal quarter 2020 revenues of $66.9 million increased 19.4% from the same period in the prior fiscal year. This increase is primarily attributed to the incremental revenue associated with our acquisition of Opengear, Inc. ("Opengear'") on December 13, 2019. Gross profit margin increased 740 basis points to 53.0% of revenues for the second fiscal quarter of 2020 due primarily to the acquisition of Opengear.
IoT Solutions
The segment's second fiscal quarter 2020 revenues of $6.5 million decreased 32.6% from the same period in the prior fiscal year. This was primarily due to lower site additions in the second fiscal quarter 2020 as well as purchases and equipment upgrades from existing customers that did not reoccur in the second fiscal quarter of 2020. We served approximately 68,500 sites as of March 31, 2020, compared to just over 57,000 sites a year ago. Gross profit margin decreased 50 basis points to 48.5% of revenues due to product mix as the prior year quarter had significant equipment upgrades. In addition, we experienced higher installation costs in the second fiscal quarter of 2020.

Digi International Reports Second Fiscal Quarter 2020 Results

Fiscal 2020 Guidance
We are withdrawing the provision of financial guidance for fiscal year 2020 due to the global impact of COVID-19 on business activities.
Although our second fiscal quarter 2020 revenue and Adjusted EBITDA performance grew, we noted disruptions in normal business activities in the second fiscal quarter, especially for customers whose businesses are located in restricted geographic areas or whose facilities have been closed or otherwise restricted in their operations.
We have implemented measures to reduce expenses while maintaining company performance. We are unable to reasonably estimate when markets will recover, the duration of such a recovery and the related financial impact on our business at this time.
Second Fiscal Quarter 2020 Conference Call Details
As announced on April 7, 2020, Digi will discuss its second fiscal quarter 2020 results on a conference call on Thursday, May 7, 2020 after market close at 5:00 p.m. ET (4:00 p.m. CT). The call will be hosted by Ron Konezny, President and Chief Executive Officer and Jamie Loch, Chief Financial Officer.
Digi invites all those interested in hearing management's discussion of its quarter to access a live webcast of the conference call through the investor relations section of Digi's website at www.digi.com. Participants may also join the call directly by dialing (855) 638-5675 and entering passcode 3156179. International participants may access the call by dialing (262) 912-4765 and entering passcode 3156179. A replay will be available within approximately three hours after the completion of the call, and for one week following the call, by dialing (855) 859-2056 for domestic participants or (404) 537-3406 for international participants and entering access code 3156179 when prompted.
A copy of this earnings release can be accessed through the financial releases page of the investor relations section of Digi's website at www.digi.com.
For more news and information on us, please visit www.digi.com/aboutus/investorrelations.
About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "may," "project," "should," "will," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the company operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the present outbreak of the COVID-19 pandemic and efforts to mitigate the same, economies and the ability of companies to operate globally, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring or other similar business initiatives that may impact our ability to retain important employees, the ability to achieve the anticipated benefits and synergies associated

Digi International Reports Second Fiscal Quarter 2020 Results

with acquisitions or divestitures (including, but not limited to, our recently announced acquisition of Opengear), and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2019 and other filings, could cause the company's future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Presentation of Non-GAAP Financial Measures
This release includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by the company. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, adjustments to estimates of contingent consideration, acquisition-related expenses, and interest expense from acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and gains from the disposition of our former corporate headquarters is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the condensed consolidated statements of operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.
Investor Contact:

James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: jamie.loch@digi.com
For more information, visit Digi's website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports Second Fiscal Quarter 2020 Results

Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Revenue	$73,447	$65,764	$135,764	$128,077
Cost of sales	34,806	35,435	66,659	67,965
Gross profit	38,641	30,329	69,105	60,112
Operating expenses:
Sales and marketing	14,556	11,534	26,617	23,191
Research and development	11,532	9,569	21,863	19,087
General and administrative	8,791	8,441	17,346	11,558
Restructuring charge (reversal)	38	—	38	(67)
Operating expenses	34,917	29,544	65,864	53,769
Operating income	3,724	785	3,241	6,343
Other (expense) income, net	(1,595)	399	(2,032)	563
Income before income taxes	2,129	1,184	1,209	6,906
Income tax expense (benefit)	125	(158)	(1,003)	882
Net income	$2,004	$1,342	$2,212	$6,024

Net income per common share:
Basic	$0.07	$0.05	$0.08	$0.22
Diluted	$0.07	$0.05	$0.07	$0.21
Weighted average common shares:
Basic	28,881	27,866	28,673	27,687
Diluted	29,486	28,438	29,585	28,289

Digi International Reports Second Fiscal Quarter 2020 Results

Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$58,086	$92,792
Accounts receivable, net	78,491	56,417
Inventories	43,280	39,764
Other current assets	8,510	3,574
Total current assets	188,367	192,547
Other non-current assets	366,385	206,151
Total assets	$554,752	$398,698
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,421	$21,183
Other current liabilities	35,785	23,275
Total current liabilities	53,206	44,458
Other non-current liabilities	143,183	5,262
Total liabilities	196,389	49,720
Total stockholders’ equity	358,363	348,978
Total liabilities and stockholders’ equity	$554,752	$398,698

Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended March 31,
	2020	2019
Net cash (used in) provided by operating activities	$(12,683)	$6,202
Net cash (used in) provided by investing activities	(136,532)	4,953
Net cash provided by financing activities	112,931	908
Effect of exchange rate changes on cash and cash equivalents	1,578	(484)
Net (decrease) increase in cash and cash equivalents	(34,706)	11,579
Cash and cash equivalents, beginning of period	92,792	58,014
Cash and cash equivalents, end of period	$58,086	$69,593

Digi International Reports Second Fiscal Quarter 2020 Results

Non-GAAP Financial Measures
TABLE 1
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three months ended March 31,				Six months ended March 31,
	2020		2019		2020		2019
		% of total revenue		% of total revenue		% of total revenue		% of total revenue
Total revenue	$73,447	100.0%	$65,764	100.0%	$135,764	100.0%	$128,077	100.0%

Net income	$2,004		$1,342		$2,212		$6,024
Interest expense (income), net	1,684		(142)		1,885		(258)
Income tax expense (benefit)	125		(158)		(1,003)		882
Depreciation and amortization	5,236		3,153		8,853		6,826
Stock-based compensation	1,841		1,293		3,441		2,707
Gain on sale of building	—		—		—		(4,396)
Restructuring charge (reversal)	38		—		38		(67)
Acquisition expense	249		1,060		2,155		991
Adjusted EBITDA	$11,177	15.2%	$6,548	10.0%	$17,581	12.9%	$12,709	9.9%

TABLE 2
Reconciliation of Net Income and Net Income per Diluted Share to
Adjusted Net Income and Adjusted Net Income per Diluted Share
(In thousands, except per share amounts)

	Three months ended March 31,				Six months ended March 31,
	2020		2019		2020		2019
Net income and net income per diluted share	$2,004	$0.07	$1,342	$0.05	$2,212	$0.07	$6,024	$0.21
Amortization	4,116	0.14	2,069	0.07	6,564	0.22	4,609	0.16
Stock-based compensation	1,841	0.06	1,293	0.05	3,441	0.12	2,707	0.10
Other non-operating (income) expense	(89)	—	(257)	(0.01)	147	—	(305)	(0.01)
Acquisition expense	249	0.01	1,060	0.04	2,155	0.07	991	0.04
Acquisition earn-out adjustments	(388)	(0.01)	567	0.02	(129)	—	810	0.03
Restructuring charge (reversal)	38	—	—	—	38	—	(67)	—
Interest expense related to acquisition	1,709	0.06	—	—	2,125	0.07	—	—
Gain on sale of building	—	—	—	—	—	—	(4,396)	(0.16)
Tax effect from the above adjustments (1)	(1,121)	(0.04)	(1,110)	(0.04)	(2,731)	(0.09)	(1,020)	(0.04)
Discrete tax benefits (2)	(102)	—	(202)	(0.01)	(1,061)	(0.04)	(308)	(0.01)
Adjusted net income and adjusted net income per diluted share (3)	$8,257	$0.28	$4,762	$0.17	$12,761	$0.43	$9,045	$0.32
Diluted weighted average common shares		29,486		28,438		29,585		28,289

(1)	The tax effect from the above adjustments assumes an annualized effective tax rate of 18% for both fiscal 2020 and 2019.

(2)
For the three months ended March 31, 2020, discrete tax benefits primarily include excess tax benefits recognized on stock compensation. For the six months ended March 31, 2020, discrete tax benefits include excess tax benefits recognized on stock compensation and an adjustment of our state deferred tax rate due to the Opengear acquisition. For the three and six months ended March 31, 2019, discrete tax benefits are a result of expiring statute of limitations of uncertain tax benefits as well as excess tax benefits recognized on stock compensation.

(3)	Adjusted net income per diluted share may not add due to the use of rounded numbers.